SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2002

W HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico 00680

(Address of principal executive offices)

Registrant’s telephone number, including area code:      (787) 834-8000

Not Applicable

(Former name or former address, if changed since last report)

     Item 5.      Other Information.

     On June 17, 2002, W Holding Company, Inc. (the “Company”) issued a press release announcing, among other things, that its Board of Directors had declared a three-for-two stock split to be effected in the form of a stock dividend. The record date for the stock split will be June 28, 2002. Distribution of the additional shares will take place on July 10, 2002.

     On June 20, 2002, the Company issued a press release announcing that its Board of Directors approved a 3.125% increase in its cash dividend payment on the Company’s common stock. The new annual cash dividend payment will be $0.22 per share. The first cash dividend payment will be paid on July 15, 2002 to stockholders of record on July 1, 2002. Thereafter, the Company intends to pay cash dividends on the 15th day of each month to stockholders of record as of the last day of the preceding month.

     On June 21, 2002, the Company issued a press release changing the record and payment dates for the first new dividend payment announced in the Company’s June 20, 2002 press release. The first new cash dividend payment will be paid on August 15, 2002 to stockholders of record on July 31, 2002.

     Item 7.      Financial Statements and Exhibits.

(a)     Not applicable

(b)     Not applicable

(c)     Not applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)

/s/ Freddy Maldonado Freddy Maldonado Chief Financial Officer

Date: June 21, 2002